EXHIBIT 99.1

HEICO Corporation Reports Outstanding Growth in Net Income, Operating Income and Net Sales for the First Quarter of Fiscal 2017; Full Fiscal Year 2017 Net Sales and Net Income Growth Estimates Raised

1st Quarter Net Income up 31% on Operating Income Increase of 23%

HOLLYWOOD, Fla. and MIAMI, Feb. 28, 2017 (GLOBE NEWSWIRE) -- HEICO CORPORATION (NYSE:HEI.A) (NYSE:HEI) today reported that net income increased 31% to $40.9 million, or 59 cents per diluted share, in the first quarter of fiscal 2017, up from $31.3 million, or 46 cents per diluted share, in the first quarter of fiscal 2016.

Operating income increased 23% to $64.6 million in the first quarter of fiscal 2017, up from $52.6 million in the first quarter of fiscal 2016.  The Company's consolidated operating margin increased to 18.8% in the first quarter of fiscal 2017, up from 17.2% in the first quarter of fiscal 2016.

Net sales increased 12% to $343.4 million in the first quarter of fiscal 2017, up from $306.2 million in the first quarter of fiscal 2016.

Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's first quarter results stating, "We are pleased to report exceptional first quarter year-over-year increases in net sales and operating income within both our Flight Support Group and Electronic Technologies Group.  These results principally reflect strong organic growth of 8% within both of our operating segments as well as the excellent performance of our well managed and profitable fiscal 2016 acquisitions.

Cash flow provided by operating activities was strong, increasing 24% to $56.0 million in the first quarter of fiscal 2017, representing 137% of net income, as compared to $45.2 million in the first quarter of fiscal 2016.

Our total debt to shareholders' equity ratio was 38.3% as of January 31, 2017.  Our net debt to shareholders’ equity ratio was 34.1% as of January 31, 2017, with net debt (total debt less cash and cash equivalents) of $371.4 million principally incurred to fund acquisitions in fiscal 2016 and 2015.  We have no significant debt maturities until fiscal 2019 and plan to utilize our financial flexibility to aggressively pursue high quality acquisition opportunities to accelerate growth and maximize shareholder returns.

Given the strength in HEICO’s share prices and the Company’s history of stock splits and dividends, the Board of Directors intends to consider a stock split or stock dividend at its next regular meeting on March 17, 2017.  Historically, we have declared 14 stock splits or stock dividends since 1995.

As we look ahead to the remainder of fiscal 2017, we anticipate net sales growth within the Flight Support Group and Electronic Technologies Group resulting from increased demand across the majority of our product lines.  During the remainder of fiscal 2017, we will continue our commitments to developing new products and services, further market penetration, and an aggressive acquisition strategy while maintaining our financial strength and flexibility.

Based on our current economic visibility, we are increasing our estimated consolidated fiscal 2017 year-over-year growth in net sales to 6% - 8% and net income to 9% - 11%, up from prior growth estimates in net sales of 5% - 7% and in net income of 7% - 10%.  Additionally, we anticipate our operating margin to approximate 19% - 20%, depreciation and amortization expense of approximately $63 million, capital expenditures to approximate $38 million and cash flow from operations to approximate $260 million.  These estimates exclude additional acquired businesses, if any."

Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's first quarter results stating, "Our year-over-year increase in net sales and operating income in the first quarter of fiscal 2017 was driven by strong organic growth within the majority of our product lines.

The Flight Support Group's net sales increased 8% to $220.9 million in the first quarter of fiscal 2017, up from $204.6 million in the first quarter of fiscal 2016.  The increase reflects organic growth of 8% principally attributed to increased demand and new product offerings within our aftermarket replacement parts and repair and overhaul parts and services product lines.

The Flight Support Group's operating income increased 17% to $41.4 million in the first quarter of fiscal 2017, up from $35.5 million in the first quarter of fiscal 2016.  The increase principally reflects the previously mentioned net sales growth.

The Flight Support Group's operating margin improved to 18.7% in the first quarter of fiscal 2017, up from 17.3% in the first quarter of fiscal 2016.  The increase principally reflects the benefit of the previously mentioned higher net sales volumes and the positive impact of higher net sales on the fixed portion of SG&A expenses.

With respect to the remainder of fiscal 2017, we continue to estimate mid-single digit growth in the Flight Support Group's net sales over fiscal 2016 levels and the full year Flight Support Group operating margin to approximate 19.0% - 19.5%.  These estimates exclude additional acquired businesses, if any.”

Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO’s Electronic Technologies Group, commented on the Electronic Technologies Group's first quarter results stating, "The Electronic Technologies Group reported another solid quarter, with year-over-year increases in net sales and operating income principally reflecting increased demand for the majority of our products and the impact from our profitable fiscal 2016 acquisitions.

The Electronic Technologies Group's net sales increased 21% to $126.2 million in the first quarter of fiscal 2017, up from $104.2 million in the first quarter of fiscal 2016.  The increase reflects the net sales contributed by our fiscal 2016 acquisitions and organic growth of 8% mainly attributed to higher net sales of certain other electronics, aerospace and medical products.

The Electronic Technologies Group's operating income increased 31% to $29.1 million in the first quarter of fiscal 2017, up from $22.3 million in the first quarter of fiscal 2016.  The Electronic Technologies Group’s operating margin improved to 23.1% in the first quarter of fiscal 2017, up from 21.4% in the first quarter of fiscal 2016.  The increase in operating income and operating margin is principally attributed to the previously mentioned net sales growth and $3.1 million in acquisition costs associated with a fiscal 2016 acquisition that were recognized in the first quarter of fiscal 2016, partially offset by a less favorable product mix for certain space products and an increase in research and development expenses.

With respect to the remainder of fiscal 2017, we are continuing to estimate mid to high-single digit growth in the Electronic Technologies Group's net sales over fiscal 2016 levels, and the full year Electronic Technologies Group's operating margin to approximate 24%.  These estimates exclude additional acquired businesses, if any.”

(NOTE:  HEICO has two classes of common stock traded on the NYSE.  Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects.  The only difference between the share classes is the voting rights.  The Class A Common Stock (HEI.A) has 1/10 vote per share and the Common Stock (HEI) has one vote per share.)

There are currently approximately 40.4 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 27.0 million shares of HEICO's Common Stock (HEI) outstanding.  The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI.  However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Wednesday, March 1, 2017 at 9:00 a.m. Eastern Standard Time to discuss its first quarter results.  Individuals wishing to participate in the conference call should dial:  U.S. and Canada (877) 586-4323, International (706) 679-0934, wait for the conference operator and provide the operator with the Conference ID 68558772.  A digital replay will be available two hours after the completion of the conference for 14 days.  To access, dial:  (404) 537-3406, and enter the Conference ID 68558772.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group.  HEICO's customers include a majority of the world's airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers.  For more information about HEICO, please visit our website at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies.  HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including: lower demand for commercial air travel or airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development costs and delay sales; our ability to make acquisitions and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; economic conditions within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues; and defense budget cuts, which could reduce our defense-related revenue.  There can be no assurance that a stock split or stock dividend will be declared.  Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended January 31,
	2017		2016
Net sales	$343,432		$306,227
Cost of sales	218,015		194,031
Selling, general and administrative expenses	60,867		59,575
Operating income	64,550		52,621	(b)
Interest expense	(1,969)		(1,567)
Other income (expense)	484		(430)
Income before income taxes and noncontrolling interests	63,065		50,624
Income tax expense	16,800	(a)	14,700	(c)
Net income from consolidated operations	46,265		35,924
Less: Net income attributable to noncontrolling interests	5,338		4,653
Net income attributable to HEICO	$40,927	(a)	$31,271	(b)(c)

Net income per share attributable to HEICO shareholders:
Basic	$.61	(a)	$.47	(b)(c)
Diluted	$.59	(a)	$.46	(b)(c)

Weighted average number of common shares outstanding:
Basic	67,314		66,875
Diluted	69,123		67,940

	Three Months Ended January 31,
	2017		2016
Operating segment information:
Net sales:
Flight Support Group	$220,901		$204,576
Electronic Technologies Group	126,165		104,152
Intersegment sales	(3,634)		(2,501)
	$343,432		$306,227

Operating income:
Flight Support Group	$41,363		$35,480
Electronic Technologies Group	29,084		22,269
Other, primarily corporate	(5,897)		(5,128)
	$64,550		$52,621

HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a) During the first quarter of fiscal 2017, the Company adopted Accounting Standards Update ("ASU") 2016-09, "Improvements to Employee Share-Based Payment Accounting," resulting in the recognition of a $3.1 million discrete income tax benefit and a 543,000 increase in the Company's weighted average number of diluted common shares outstanding, which, net of noncontrolling interests, increased net income attributable to HEICO by $2.6 million, or $.04 per basic and $.03 per diluted share.

(b) During the first quarter of fiscal 2016, the Company incurred $3.1 million of acquisition costs in connection with a fiscal 2016 acquisition.  These are one-time nonrecurring costs.  These expenses, net of tax, decreased net income attributable to HEICO by $2.0 million, or $.03 per basic and diluted share.

(c) During the first quarter of fiscal 2016, the Company recognized additional income tax credits for qualified R&D activities related to the last ten months of fiscal 2015 upon the retroactive and permanent extension of the U.S. federal R&D tax credit in December 2015.  The tax credits, net of expenses, increased net income attributable to HEICO by $1.7 million, or $.03 per basic and $.02 per diluted share.

HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	January 31, 2017	October 31, 2016
Cash and cash equivalents	$45,905	$42,955
Accounts receivable, net	176,029	202,227
Inventories, net	301,120	286,302
Prepaid expenses and other current assets	52,151	52,737
Total current assets	575,205	584,221
Property, plant and equipment, net	121,881	121,611
Goodwill	864,658	865,717
Intangible assets, net	357,123	366,863
Other assets	112,555	101,063
Total assets	$2,031,422	$2,039,475

Current maturities of long-term debt	$397	$411
Other current liabilities	196,323	214,010
Total current liabilities	196,720	214,421
Long-term debt, net of current maturities	416,932	457,814
Deferred income taxes	103,233	105,962
Other long-term liabilities	127,043	114,061
Total liabilities	843,928	892,258
Redeemable noncontrolling interests	98,902	99,512
Shareholders’ equity	1,088,592	1,047,705
Total liabilities and equity	$2,031,422	$2,039,475

HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Fiscal Year Ended January 31,
	2017	2016
Operating Activities:
Net income from consolidated operations	$46,265	$35,924
Depreciation and amortization	15,248	13,921
Employer contributions to HEICO Savings and Investment Plan	1,714	1,417
Share-based compensation expense	1,451	1,680
Increase in accrued contingent consideration	537	847
Deferred income tax (benefit) provision	(346)	2,276
Foreign currency transaction adjustments, net	(956)	(839)
Tax benefit from stock option exercises	—	871
Excess tax benefit from stock option exercises	—	(871)
Decrease in accounts receivable	25,998	12,348
Increase in inventories	(14,989)	(2,326)
Decrease in current liabilities	(18,000)	(16,632)
Other	(947)	(3,449)
Net cash provided by operating activities	55,975	45,167

Investing Activities:
Acquisitions, net of cash acquired	—	(264,324)
Capital expenditures	(6,422)	(5,690)
Other	419	474
Net cash used in investing activities	(6,003)	(269,540)

Financing Activities:
(Payments) borrowings on revolving credit facility, net	(40,000)	228,000
Cash dividends paid	(6,059)	(5,350)
Distributions to noncontrolling interests	(1,986)	(2,696)
Proceeds from stock option exercises	1,230	94
Excess tax benefit from stock option exercises	—	871
Other	(108)	(86)
Net cash (used in) provided by financing activities	(46,923)	220,833

Effect of exchange rate changes on cash	(99)	(177)

Net increase (decrease) in cash and cash equivalents	2,950	(3,717)
Cash and cash equivalents at beginning of year	42,955	33,603
Cash and cash equivalents at end of period	$45,905	$29,886

Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570